Brightpoint, Inc.
                 Statement Re: Computation Of Per Share Earnings





                                                                                                  Year Ended December 31
                                                                                             ---------------------------------

                                                                                               1994         1995         1996
                                                                                             -------      -------      -------
                                                                                           (in thousands, except per share data)
Primary:
  Average shares outstanding                                                                  13,727       16,438       20,372

  Net effect of dilutive stock options and warrants issued after April 7, 1994 -
      based on the treasury stock method using average market
      price                                                                                      197          666          768
                                                                                             -------      -------      -------
  Total                                                                                       13,924       17,104       21,140
                                                                                             =======      =======      =======

Historical income before income taxes                                                        $ 7,505      $12,003      $20,123

Deduct pro forma income taxes                                                                  2,950        4,696        7,804

Deduct minority interest in subsidiaries' earnings                                                --           --        1,758
                                                                                             -------      -------      -------
Pro forma net income                                                                         $ 4,555      $ 7,307      $10,561
                                                                                             =======      =======      =======
Per share amount                                                                             $  0.33      $  0.43      $  0.50
                                                                                             =======      =======      =======
Fully diluted:
  Average shares outstanding                                                                  13,727       16,438       20,372

  Net effect of dilutive stock options and warrants issued after April 7, 1994 -
      based on the  treasury  stock  method  using the  greater  of the year end market price or the average market
      price                                                                                      549          788        1,222
                                                                                             -------      -------      -------
  Total                                                                                       14,276       17,226       21,594
                                                                                             =======      =======      =======

Historical income before taxes                                                               $ 7,505      $12,003      $20,123

Deduct pro forma income taxes                                                                  2,950        4,696        7,804

Deduct minority interest in subsidiaries' earnings                                                --           --        1,758
                                                                                             -------      -------      -------
Pro forma net income                                                                         $ 4,555      $ 7,307      $10,561
                                                                                             =======      =======      =======

Per share amount                                                                             $  0.32      $  0.42      $  0.49
                                                                                             =======      =======      =======
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